SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant / X /

	Filed by a party other than the Registrant	/ /
Check the appropriate box:

/ /	Preliminary Proxy Statement

/ /	Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e) (2))

/ /	Definitive Proxy Statement

/ X /	Definitive Additional Materials

/ /	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

PUTNAM VISTA FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /	No fee required

/ /	Fee computed on table below per Exchange Act Rule 14a 6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the
amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ /	Fee paid previously with preliminary materials.

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Email Notification Setup Form

Work Order Number: 21581

From Address: PutnamInvestments@proxydirectmail.com
Reply to Address: internetresponse@computershare.com

Subject line: 2nd Request - Your Vote is Important
Email Text:

We recently sent you an email with information regarding a meeting of shareholders of Putnam Vista Fund. Our records indicate that we have not yet received your voting instructions. Please take this opportunity to vote on this important proposal affecting your investment in Putnam Vista Fund.

You can read the proxy materials at the following Internet site:

https://www.proxy-direct.com/put21581

(If your E-mail software supports it, simply click on the link)

To view the proxy statement online you may need Adobe Acrobat Reader, which is available at the following Internet site: http://www.adobe.com/products/acrobat/readstep2.html

Voting Your Proxy Via the Internet

Online voting is convenient. You may vote your proxy by clicking on the link(s) provided below.

Fund: Putnam Vista Fund Control Number: xxxxxxxxxxxxxx Security Code: xxxxxxxx Click Here to Vote

Fund: Putnam Vista Fund Control Number: xxxxxxxxxxxxxx Security Code: xxxxxxxx Click Here to Vote

You can also go to https://www.proxy-direct.com and enter your control numbers and security code exactly as they appear above. If multiple control numbers and security codes appear, you will need to vote each individually for your vote to be captured on all accounts.

Note that there is no charge for you to vote via this service, though you may incur costs associated with electronic access, such as usage.

If you have questions about the proposal, please call a customer service representative at 1-866-905-2396 or contact your financial advisor.